AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated of as April 6, 2009, by and between **NEOMEDIA TECHNOLOGIES INC.,** a Delaware corporation ("Company"), and **YA GLOBAL INVESTMENTS, L.P.** ("Buyer"). All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

WITNESSETH:

WHEREAS, the Company and the Buyer are party to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated July 29, 2008 and other documents and agreements, as amended, entered into in connection therewith (collectively, the "Transaction Documents").

WHEREAS, pursuant to the Securities Purchase Agreement, the Third Closing was to take place after January 1, 2009 upon the satisfaction of certain conditions precedent;

WHEREAS, the parties desire to amend certain terms and conditions of the Transaction Documents to, among other things, change the timing of, amount of, and conditions to, the Third Closing as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1. Amendments to the Third Closing. The Securities Purchase Agreement shall be amended such that Third Closing shall hereinafter take place as follows:

    a. The Subscription Amount as set forth in the Securities Purchase Agreement shall be reduced such that the $4,000,000 that was to have been funded pursuant to the Third Closing shall be reduced to an amount equal to $1,100,000, which amount shall be split into two separate closings as set forth below.

    b. The Third Closing shall be broken into two separate closings, each of which shall be referred to as an "Amended Closing" and collectively, the "Amended Closings."

    c. Amended Closing Dates

        i. The first Amended Closing shall take place on the date hereof (the "First Amended Closing Date"), subject to the satisfaction of the conditions to such closing set forth in Section 2(a) hereof and Section 7 of the Securities Purchase Agreement.

        ii. The second Amended Closing shall take place on May 1, 2009 (or such other date as mutually agreed upon by the Company and the Buyer) provided that the conditions set forth in Section 2(b) hereof and Section 7

of the Securities Purchase Agreement have been satisfied (the "Second Amended Closing Date").

d. On the First Amended Closing Date the Buyer shall purchase a Convertible Debenture in the principal amount of $550,000. On the Second Amended Closing Date the Buyer shall have the option to purchase a Convertible Debenture in the principal amount of up to $550,000, provided however the Buyer shall have no obligations to purchase a Convertible Debenture in any amount with respect to the amended Second Closing.

e. Subject to the satisfaction of the terms and conditions of this Agreement, and, with respect to the second Amended Closing, at the sole option of the Buyer, on the each of the First Amended Closing Date and the Second Amended Closing Date, (i) the Buyer shall deliver to the Company the principal amount of the Convertible Debentures to be issued and sold to the Buyer, minus the fees to be paid directly from the proceeds of the such Closing as set forth herein or in the Securities Purchase Agreement, and (ii) the Company shall deliver to the Buyer, the Convertible Debenture which such Buyer is purchasing in amounts indicated herein, duly executed on behalf of the Company.

f. The conditions set forth in Section 7(c)(vi) of the Securities Purchase Agreement shall be deleted in their entirety.

2. Conditions to the Buyer's obligations to Purchase Convertible Debentures.

   a. The obligation of the Buyer to purchase the Convertible Debenture at the first Amended Closing is subject to the satisfaction, at or before the First Amended Closing Date, of the conditions set forth in Section 7(c).

   b. The obligation of the Buyer to purchase the Convertible Debenture at the second Amended Closing is subject to the satisfaction, at the Second Amended Closing Date, of the following conditions, unless waived by the Buyer: (i) all conditions set forth in Section 7(c) of the Securities Purchase Agreement shall have been satisfied and (ii) the Buyer, in its sole discretion, shall have agreed to purchase the Convertible Debenture at the second Amended Closing. Nothing herein shall require the Buyer to purchase the Convertible Debenture in any principal amount at the second Amended Closing and the amount, if any amount, of the second Amended Closing shall be solely at the discretion of the Buyer.

3. Amendments. The Buyer and the Company further agree as follows:

   a. The provisions of Section 4(g)(i) relating to the $350,000 to be deposited into escrow at the Third Closing shall be amended such that the Company shall place into escrow $50,000 upon the first Amended Closing directly from the proceeds of such Closing and the Company shall place into escrow $50,000 upon the second Amended Closing directly from the proceeds of such Closing (should there be such a Closing).

b. The provisions of Section 4(g)(iii) relating to the $40,000 to be paid at the Third Closing shall be amended such that the Company shall no longer have any obligation to pay the remaining $40,000 of the structuring fee.

c. Any default under this Agreement shall constitute an Event of Default under the Transaction Documents.

d. Share Reserve.

   i. The Company represents that as of April 2, 2009 the authorized capital stock of the Company consists of 5,000,000,000 shares of Common Stock of which 1,749,733,152 shares of Common Stock were outstanding.

   ii. Section 4(e) of the Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

   Section 4(e) Reservation of Shares. On the date of this Amendment, the Company shall reserve for the Buyer at least 2,200,000,000 shares of Common Stock (the "Share Reserve") in the aggregate for issuance to the Buyer under the Convertible Debentures or pursuant to any other convertible debenture, note, warrant, or convertible preferred stock held by the Buyer (collectively, the "Other Securities"). If at any time after July 1, 2009 the Share Reserve is insufficient to effect the full conversion of the Convertible Debentures then outstanding and the Other Securities, the Company shall, upon written notice by the Buyer, increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve after receiving written notice from the Buyer, the Company shall call and hold a special meeting of the shareholders within sixty (60) days of such notice from the Buyer, for the purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. The Company's obligation to call and hold a meeting pursuant to this Section shall be subject to, and qualified by, the Company's ability to reasonably obtain additional funds to pay the costs and expenses related to the special meeting. In the event the Company can not reasonably obtain such funds, the Company's obligation to hold a vote for the purpose of increasing the number of shares authorized shall be postponed until the Company's next scheduled annual shareholder's meeting.

   iii. The Buyer hereby waives any event of default that may have occurred as a result of any breach of Section 4(e) of the Securities Purchase Agreement as previously drafted prior to the date of this Amendment.

   iv. The parties acknowledge and agree that Company has insufficient authorized and available shares to satisfy the full conversion or exercise of all the Other Securities and any obligations of the Company to increase

any share reserves, increase its authorized shares, or call and hold a special meeting for the purposes of increasing its authorized shares shall be governed by the amended section 4(e) set forth above. Any conflicting provision contained in, or related to, any of the Other Securities shall be superseded by the provisions of this Agreement.

e. Use of Proceeds.

i. Section 4(d) of the Securities Purchase Agreement shall be deleted in its entirety and replaced with the following:

Section 4(d) Use of Proceeds. The Company represents and warrants that (i) the actual expenditures (consisting of Personnel Costs and SG&A) of the Company during the quarter ended September 30, 2008 as set forth on Exhibit C to the Officer's Certificate (the "Officer's Certificate") of even date herewith and (ii) the actual expenditures (consisting of Personnel Costs and SG&A) of the Company during the quarter ended December 31, 2008 as set forth on Exhibit D to the Officer's Certificate were true and correct as of the date they were prepared, provided, however, such financial results set forth on Exhibit C and Exhibit D (x) were prepared at the end of the perspective reporting periods based on preliminary results for the such reporting periods, (y) were not updated since the dates they were originally prepared, and (z) were not prepared in accordance with GAAP. The Company shall use the proceeds from the sale of the Convertible Debentures pursuant to the first Amended Closing for general working capital purposes.

ii. The Buyer hereby waives any event of default that may have occurred as a result of any breach of Section 4(d) of the Securities Purchase Agreement as previously drafted prior to the date of this Amendment.

4. Other Agreements and Acknowledgements.

a. Acknowledgement of Obligations. The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to YA Global under the Convertible Debentures (prior to the issuance of the Convertible Debenture pursuant to the Third Closing as amended herein) in the outstanding principal amount of $4,650,000 plus accrued and unpaid interest thereon and any fees, costs, expenses and other charges now or hereafter payable by the Company to YA Global under the Debentures (collectively, the "Obligations") and that such Obligations are unconditionally owing by the Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b. RELEASE. In exchange for the accommodations made by YA Global herein, the Company does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, "Company Parties") RELEASE AND FOREVER DISCHARGE YA Global and its subsidiaries and its respective affiliates, parents, joint ventures, officers,

directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, "Buyer Parties") from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now has, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys' fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses. The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract. It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever

5. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.

6. Except as specifically set forth in this Amendment Agreement, YA Global has not waived, presently does not intend to waive and may never waive any other Events of Default, and nothing contained herein shall be deemed to constitute an agreement or promise to waive any future Event of Default or waiver of its right to enforce any provision of the Transaction Documents except as previously waived in writing. Nothing contained in the Officer's Certificate and the exhibits and schedules attached thereto is intended to be, nor shall be deemed to be, a waiver or, or an agreement or promise to waive, any present or future Event of Default or waiver of any of the buyer's rights to enforce any provision of the Transaction Documents.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

NEOMEDIA TECHNOLOGIES INC.

By: ______________________________
Name: Michael W. Zima
Title: Chief Financial Officer

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ______________________________
Name: Gerald Eicke
Title: Managing Partner

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

NEOMEDIA TECHNOLOGIES INC.

By: ______________________________
Name:
Title:

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ______________________________
Name: Gerald Eicke
Title: Managing Partner